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                                     February 18, 2000

                                                                     Exhibit 5.4

Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

                    Re:  Structured Asset Securities Corporation
                         Collateralized Mortgage Obligations
                         and Mortgage-Backed Certificates;
                         REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

               We are counsel to Structured Asset Securities Corporation, a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the 1933
Act"), of Mortgage-Backed Certificates (the "Certificates") and Collateralized Mortgage Obligations (the "Bonds"; and together with the Certificates, the "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates, a special servicer (if any) to be identified in the prospectus supplement for such series of Certificates, a fiscal agent
(if any) to be identified in the prospectus supplement for such series of Certificates, a REMIC administrator (if any) to be identified in the prospectus supplement for such series of Certificates and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the form filed as an Exhibit to the Registration Statement. The Bonds are issuable in series pursuant to an indenture and a related series supplement (together, an "Indenture"), between an issuer, either the Registrant or an owner trust established by it (the "Owner Trust"), and an indenture trustee, each to be identified in the prospectus supplement for such series of Bonds. Each Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.

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Structured Asset Securities Corporation                        Page 2
February 18, 2000

               In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

               The opinions expressed below with respect to the enforceability of any right or obligation under any agreement are subject to
(i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain remedies including the remedies of specific performance and self-help and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to venue or forum, to confer subject matter jurisdiction on a federal court located within the State of New York to adjudicate any controversy in any situation in which such court would not otherwise have subject matter jurisdiction, to waive the right to jury trial, to impose a penalty or forfeiture, to release, exculpate or exempt a party from or require indemnification of a party for liability for its own action or inaction to the extent that the action or inaction includes negligence, recklessness or willful or unlawful conduct, to sever any provision of any agreement, to restrict access to legal or equitable remedies, to establish evidentiary standards, to appoint any person or entity as the attorney-in-fact of any other person or entity, to require that any agreement may only be amended, modified or waived in writing, to provide that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy, to provide that the election of a particular remedy does not preclude recourse to one or more remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, to waive rights or remedies which can not be waived as a matter of law, to provide for set-off unless there is mutuality between the parties or to provide that any agreement is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York, (iii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide

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Structured Asset Securities Corporation                        Page 3
February 18, 2000

indemnification with respect to securities law violations. We do not express any opinion herein with respect to any law the violation of which would not have any material adverse effect on the ability of any party to perform its obligations under any agreement. However, the non-enforceability of any such provisions will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the considerations referred to in foregoing clause (iv) and the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof. Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on the actual present knowledge of the attorneys in this firm who are directly involved in the representation of parties to the transactions described herein in connection therewith. In that regard we have conducted no special or independent investigation of factual matters in connection with this opinion letter.

               In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States and the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

               Based upon and subject to the foregoing, it is our opinion that:

               1. Each Pooling and Servicing Agreement, assuming the authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

               2. Each Indenture, assuming the authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

               3. Each series of Certificates, assuming the authorization, execution and delivery of the related Pooling and Servicing Agreement, the execution and authentication of such Certificates in accordance with that Pooling and Servicing Agreement and the delivery and payment therefor as contemplated in the Registration Statement and the prospectus supplement and prospectus contained therein and delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

               4. Each series of Bonds, assuming the authorization, execution and delivery of the related Indenture, the execution and authentication of such Bonds in accordance with that Indenture and the delivery and payment therefor as contemplated in the Registration Statement and the prospectus supplement and prospectus contained therein and delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Indenture.


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Structured Asset Securities Corporation
February 18, 2000                                               Page 4

               5. The description of federal income tax consequences appearing under the heading "Federal Income Tax Considerations" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in Securities, is accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm that description as our opinion.

               We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and the prospectus supplement included in the Registration Statement under the headings "Federal Income Tax Considerations" and "Legal Matters", without admitting that we are "persons" within the meaning of
Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of
Section 11 thereof, with respect to any portion of the Registration Statement.

                                Very truly yours,

                                THACHER PROFFITT & WOOD
                                /s/ Thacher Proffitt & Wood